PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To the Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:     2187


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:    $292,500,000       Original Issue Date:       Jan. 15, 2002

CUSIP Number:         59018YLE9         Stated Maturity Date:      Jan. 14, 2005

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
[X]  Regular Floating Rate Note       [X]   Actual/360

[ ]  Inverse Floating Rate Note       [ ]   30/360

      (Fixed Interest Rate):          [ ]   Actual/Actual


Interest Rate Basis:
--------------------
[X]  LIBOR                            [ ]   Commercial Paper Rate

[ ]  CMT Rate                         [ ]   Eleventh District Cost of Funds Rate

[ ]  Prime Rate                       [ ]   CD Rate

[ ]  Federal Funds Rate               [ ]   Other (see attached)

[ ]  Treasury Rate
Designated CMT Page:                  Designated LIBOR Page:
  CMT Telerate Page:                    LIBOR Telerate Page:
   CMT Reuters Page:                     LIBOR Reuters Page:


Index Maturity:           One Month     Minimum Interest Rate:    Not Applicable

Spread:                   0.3100%       Maximum Interest Rate:    Not Applicable

Initial Interest Rate:    TBD           Spread Multiplier:        Not Applicable



Interest Reset Dates:     Monthly, on the 14th of every month, commencing
                          Feb. 14, 2002, subject to modified following business day convention.

Interest Payment Dates:   Monthly, on the 14th of every month, commencing
                          Feb. 14, 2002, subject to modified following business day convention.

Repayment at the
Option of the Holder:     The Notes cannot be repaid prior to the Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The Notes cannot be redeemed prior to the Stated
                          Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    January 10, 2002